UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2020
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COVETRUS, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-38794	83-1448706
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
7 Custom House Street
Portland, ME 04101
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (888) 280-2221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CVET	The Nasdaq Stock Market (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 11, 2020, Covetrus, Inc. (the "Company") announced that, upon the recommendation of the Nominating and Governance Committee, its Board of Directors had, on June 10, 2020, elected Sandra E. Peterson to serve as a Class II director, to hold such office until the election of directors at the 2021 annual meeting of stockholders. The election of Ms. Peterson increases the number of directors serving on the Covetrus board to ten directors, and reflects the terms of the perpetual convertible preferred equity Investment Agreement between the Company and Clayton, Dubilier & Rice (CD&R), which includes CD&R's right to designate one additional member of the Company's board of directors, in addition to the board seat currently held by Ravi Sachdev.

The Company issued a press release on June 11, 2020 announcing the appointment of Ms. Peterson to the board. A copy of that press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In addition, upon the further recommendation of the Nominating and Governance Committee, and in accordance with the Company’s Amended and Restated Bylaws, the board reduced the size of the board to ten directors, eliminating the Class III vacancy.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated June 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVETRUS, INC.

Date: June 11, 2020	By:	/s/ Matthew J. Foulston
Matthew J. Foulston
EVP & Chief Financial Officer